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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-181548) of Atlantic Power Corporation of our report dated March 16, 2011, except for the Restatement of Previously Issued Financial Statements section of Note 2, which is as of March 30, 2012, relating to the financial statements of Chambers Cogeneration Limited Partnership, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 18, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS